Exhibit 13.1

CERTIFICATION

Certification of Group Chief Executive and Group Finance Director Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F of Wolseley plc (the "Company") for the year ended July 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Claude A Swanson Hornsby, as Group Chief Executive and Stephen P. Webster, as Group Finance Director, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1)      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Claude A. S. Hornsby
__________________________________

Name: Claude A Swanson Hornsby
Title: Group Chief Executive
Date: November 29, 2006

/s/ S. Webster
__________________________________

Name: Stephen P. Webster
Title: Group Finance Director
Date: November 29, 2006

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.